SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 1, 2011

Colombia Clean Power & Fuels, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-32735	87-0567033
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Embarcadero Center, Suite 500, San Francisco, CA		94111
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (415) 460-1165

181 3rd Street, San Rafael, CA 94901
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On June 1, 2011, Colombia Clean Power & Fuels, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the investors identified on the signature pages thereto (the “Investors”), including the holders of the Company’s 10% Secured Convertible Notes due June 30, 2012 (the “Notes”) named therein (each, a “Noteholder” and collectively, the “Noteholders”).

On June 1, 2011, pursuant to the terms of the Purchase Agreement, the Company completed the first closing (the “First Closing”) of a private placement of a minimum of 200 units and a maximum of 300 units (the “Units”) for a purchase price of $100,000 per Unit (for aggregate proceeds of a minimum of $20,000,000 and up to $30,000,000) (the “Financing”).  Each Unit consists of (i) 10,000 shares of the Company’s Series A Convertible Preferred Stock, par value $.001 per share (the “Series A Preferred Stock”), which shares initially are convertible into an aggregate of 50,000 shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), at any time and which shares shall have the voting power and the preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Company’s Amended Certificate of Designation of the Relative Rights and Preferences of the Series A Convertible Preferred Stock (the “Amended Certificate of Designation”) filed with the Secretary of State of the State of Nevada, and (ii) a five-year stock purchase warrant (a “Warrant”) entitling the holder thereof to purchase 3,500 shares of Common Stock for $.001 per share, subject to adjustment. It is anticipated that the Financing will have two or more closings.

Pursuant to the terms of the Purchase Agreement, at the First Closing of the Financing, the Noteholders converted their Notes into shares of Series A Preferred Stock pursuant to the original terms of the Notes and were also granted by the Company Warrants to purchase shares of Common Stock at the rate of 3,500 shares for each $100,000 aggregate principal amount of Notes converted.  The Company agreed to pay accrued interest on the converted Notes in cash.

In the First Closing, the Company issued to the Investors an aggregate of 2,920,500 shares of Series A Preferred Stock and Warrants to purchase 1,022,175 shares of Common Stock, in consideration of aggregate cash proceeds to the Company of $22 million and the conversion of Notes in the aggregate principal amount of $7,205,000.

In the Purchase Agreement, one of the Investors was given the right to designate one individual to serve on the Board of Directors of the Company (the “Board”) so long as such Investor beneficially owns at least 15% of the outstanding Common Stock on an as-converted basis.  All other Investors agreed to vote their shares of capital stock of the Company in favor of any such designee.

Series A Preferred Stock and Amendment to Certificate of Designation

As previously disclosed, on February 11, 2011, the Board adopted a resolution authorizing the creation and issuance of Series A Preferred Stock and the original Certificate of Designation for the Series A Preferred Stock was filed with the Secretary of State of the State of Nevada on February 14, 2011.

In connection with the Financing, on May 31, 2011, the Board approved the Amended Certificate of Designation, which was filed with the Nevada Secretary of State on June 1, 2011.  The Amended Certificate of Designation provides for the issuance of up to 3,800,000 shares of Series A Preferred Stock.  Dividends are payable on the Series A Preferred Stock at the rate per share (as a percentage of the Stated Rate, which is originally $10.00) of 9% per annum, payable quarterly, in arrears, on each March 15, June 15, September 15 and December 15, commencing June 15, 2011.  For dividend payment dates occurring prior to June 1, 2013, the dividend is payable one-third in cash and two-thirds in common stock.  Thereafter, the dividend is payable, at the option of the Company, either 100% in cash or in the same ratio of cash and Common Stock as summarized above.

The Amended Certificate of Designation provides that prior to a Qualified Public Offering, as defined in the Amended Certificate of Designation, the Company shall not, without the affirmative vote of holders of not less than 50% of the then outstanding shares of Series A Preferred Stock:  (a) issue Common Stock, warrants or rights to purchase Common Stock or securities convertible into Common Stock for a consideration per share which is less than the then applicable Conversion Price (as defined in the Amended Certificate of Designation, and initially $2.00); (b) incur indebtedness for borrowed money or grant a security interest on any of the assets of the Company or its subsidiaries, other than in connection with ordinary course equipment financings; (c) amend the terms of the Series A Preferred Stock; (d) authorize additional shares of Series A Preferred Stock; (e) create or issue any class or series of equity security senior to the Series A Preferred Stock as to payment of dividends or senior to or on a parity with the Series A Preferred Stock, as to payments on liquidation, dissolution or winding up of the Company; (f) enter into any agreement that would restrict the Company’s right or ability to perform its obligations under the Purchase Agreement; (g) amend the Company’s Articles of Incorporation or By-laws in any manner that would impair or reduce the rights of the Series A Preferred Stock; (h) liquidate or dissolve the Company; (i) enter into any transaction with an affiliate of the Company, other than transactions having an aggregate value under $3,000,000 that are entered into on an arms-length basis; (j) enter into any line of business other than a business substantially similar or related to the existing business of the Company or a currently-proposed line of business of the Company; (k) dispose of any assets with a total value in excess of $3,000,000 outside the ordinary course of business; (l) acquire assets with a total value in excess of $7,000,000, in one or more related transactions; or (m) effect any transaction resulting in a “change of control,” as defined in the Amended Certificate of Designation.

With the exception of the matters specified above that permit class voting, or as required by Nevada Law, the Series A Preferred Stock votes with the Common Stock as a single class and each holder of shares of Series A Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which such shares of Series A Preferred Stock could be converted.

Each share of Series A Preferred Stock is convertible at any time at the holder's option into a number of shares of common stock of the Company equal to $10.00 divided by the Conversion Price (initially $2.00), or initially five shares, subject to adjustment for stock splits, stock dividends, distributions, subdivisions and combinations.  If the transfer agent fails to  issue the conversion shares of Common Stock within three business days of the Company’s receipt of a conversion notice, the Company may be required to pay damages to the holder equal to 0.5% of the product of the number of shares not timely issued and the closing bid price of the Common Stock.

In addition, the Series A Preferred Stock is subject to mandatory conversion by the Company (i) commencing 18 months after the original issuance date of the Series A Preferred Stock, if the closing bid price of the Common Stock exceeds 2.5 times the then-applicable Conversion Price for 60 consecutive days, subject to certain conditions specified in the Amended Certificate of Designation, or (ii) the date that 60% or more of the shares of Series A Preferred issued on the original issuance date of the Series A Preferred Stock have been converted to Common Stock in a voluntary conversion.

The Amended Certificate of Designation provides that in the event of the liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to receive, out of the assets of the Company available for distribution to its stockholders, before any payment shall be made or any assets distributed to the holders of the Common Stock or any other class or series of preferred stock that is junior to the Series A Preferred Stock, an amount per share of the Series A Preferred Stock equal to $15.00 (subject to adjustment for stock splits, stock dividends and the like), as a liquidation preference.  A consolidation or merger of the Company with another entity or the sale or other disposition of all or substantially all of the Company’s assets under specified circumstances will be deemed to be a liquidation, dissolution or winding up of the Company.

Subject to the Amended Certificate of Designation, prior to the consummation of a Qualified Public Offering, the Company cannot sell or issue any shares of capital stock of the Company, or other securities convertible into or exchangeable for capital stock of the Company, or options, warrants or rights carrying any rights to purchase capital stock of the Company (the “New Securities”), unless the Company first submits written notice to the holders of Series A Preferred Stock identifying the terms of the proposed sale and offers to each holder of Series A Preferred Stock the opportunity to purchase its Pro Rata Allotment (as defined in the Amended Certificate of Designation) of the New Securities on terms and conditions not less favorable than those on which the Company proposes to sell such New Securities to a third party or parties.  The preemptive rights described above do not apply to certain customary exclusions, including among other things (i) any securities issued or issuable to employees, officers, directors or consultants of the Company pursuant to employee stock option plans, (ii) securities issued as a result of any stock split, stock combination or stock dividend of the Common Stock, (iii) securities issued or issuable upon the exercise of warrants or options, or upon the conversion of any convertible securities (including the Notes), outstanding on the original issuance date of the Series A Preferred Stock, and (iv) the issuance of securities under the Purchase Agreement, including the shares of Series A Preferred Stock and the Warrants.

Warrants to Purchase Common Stock

The Warrants have an exercise price of $0.01 per share (subject to adjustment set forth therein) and may be exercised for cash at the holder's option at any time on or before May 31, 2016.  Alternatively, commencing six months following the original issue date of the Warrants, if the Per Share Market Value (as defined in the Warrant) of one share of Common Stock is greater than the exercise price (at the date of calculation), in lieu of exercising the Warrant by payment of cash, the holder may exercise the Warrant by a cashless exercise.

The Warrants provide, among other things, that the Company will not (i) permit the par value, if any, of its Common Stock to exceed the then effective exercise price of the Warrant, or (ii) amend or modify any provision of the Articles of Incorporation or by-laws of the Company in any manner that would adversely affect the rights of the holders of the Warrants.

The Warrants are also subject to mandatory exercise on the earlier of (i) the date the closing bid price of the Common Stock exceeds 2.5 times the then applicable Conversion Price, as defined in the Amended Certificate of Designation, for 60 consecutive days, subject to certain conditions specified in the Warrants, or (ii) the date that 60% or more of the Warrants have been exercised by their registered holders.

Registration Rights Agreement

In connection with the transactions contemplated by the Purchase Agreement, the Company entered into a registration rights agreement, dated as of June 1, 2011 (the “Registration Rights Agreement”), with the Investors pursuant to which the Company has agreed to provide certain rights to register under the Securities Act of 1933, as amended (the “Securities Act”), the shares of Common Stock issuable upon conversion of the Series A Preferred Stock or upon exercise of the Warrants, an aggregate of 2,500,000 shares of Common Stock acquired by certain Investors from an existing stockholder, and any shares of Common Stock issuable upon conversion of the remaining outstanding Notes.  The Registration Rights Agreement provides, among other things, that at any time after December 1, 2011, the holders of 50% or more of the then-outstanding Series A Preferred Stock may demand that the Company file a registration statement under the Securities Act to register the resale of their Registrable Securities, as defined in the Registration Rights Agreement, in an offering with aggregate gross offering proceeds of at least $5,000,000.  The Registration Rights Agreement provides for only one such demand registration; provided, however, that additional registrations may be permitted in the case of holders whose shares were excluded from registration due to exclusions by the Company’s underwriter.  The Company is required to cause the registration to become effective and remain effective for a period of not less than 270 days, unless the Registrable Securities are sold prior to such time.

In addition, if the Company (other than as required by the demand registration rights), decides to register any of its equity securities or any securities, convertible into equity securities, it must notify the holders of the Registrable Securities and, subject to certain exceptions, include the shares specified in writing by any such holders in its registration statement.

Securities Act Exemption

The Series A Preferred Stock and the Warrants were offered and sold to “accredited investors” (as defined in Rule 501(a) of Regulation D) pursuant to an exemption from the registration requirements under Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

Consulting Agreement

As previously reported, on April 21, 2011, the Board appointed James Flores to succeed Daniel Carlson, a member of the Board, as the Company’s Chief Financial Officer.  Mr. Carlson’s Employment Agreement with the Company, dated July 1, 2010, expired in accordance with its terms on May 31, 2010.  On June 1, 2011, Mr. Carlson and the Company entered into a Consulting Agreement (the “Consulting Agreement”), pursuant to which Mr. Carlson agreed to provide various consulting services to the Company, including without limitation, consulting services related to investor relations, investment banking relations and financing. Mr. Carlson also agreed to serve as chair of the compensation committee of the Board.

Under the Consulting Agreement, the Company will pay Mr. Carlson a consulting fee of $2,500 per month as compensation for his consulting services and a director’s fee of $1,500 per month in his capacity as a member of the Board.  The Consulting Agreement further provides that Mr. Carlson is entitled to receive a $50,000 bonus as the result of the Company’s receipt of gross proceeds of at least $20,000,000 in the Financing.  The Company will reimburse Mr. Carlson for his authorized expenses incurred during the term of the Consulting Agreement and related to the services provided to the Company.  The Consulting Agreement was effective as of June 1, 2011, and has an initial two-year term, unless earlier terminated in accordance with its terms or extended by mutual agreement of Mr. Carlson and the Board.  The Company may terminate the Consulting Agreement for Cause, as defined in the Consulting Agreement, with or without notice, in which case no further consulting fees, other than consulting fees that have already been earned, will be payable to Mr. Carlson.

The foregoing summary of the terms of the Purchase Agreement, the Amended Certificate of Designation, the Registration Rights Agreement, the Warrants and the Consulting Agreement do not purport to be complete and are qualified in their entirety by the Amended Certificate of Designation, the form of Warrant, the Purchase Agreement , the Registration Rights Agreement and the Consulting Agreement attached hereto as Exhibits 3.1, 4.1, 10.1, 10.2 and 10.3, respectively, and all of such Exhibits are incorporated herein by reference thereto.

Item 3.02. Unregistered Sales of Securities.

The information provided in Item 1.01 is hereby incorporated by reference to this Item 3.02.

Aggregate cash fees of $960,000 were paid to the placement agents at the First Closing.  In addition, the placement agents were issued five-year warrants, substantially similar to the Warrants, to purchase an aggregate of 720,000 shares of Common Stock for an exercise price of  $2.00 per share, subject to adjustment.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information provided in Item 1.01 is hereby incorporated by reference to this Item 5.03.

Item 8.01.  Other Events.

On June 3, 2011, the Company issued a press release announcing the First Closing of the Financing.  A copy of the press release is attached hereto as Exhibit 99.1.

In addition, effective June 3, 2011, the Company changed the address of its principal executive office to the following:

One Embarcadero Center, Suite 500
San Francisco, CA  94111

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit
No.	Description

3.1	Amended Certificate of Designation, filed with the Nevada Secretary of State on June 1, 2011.

4.1	Form of Warrant.

10.1	Security Purchase Agreement, dated as of June 1, 2011, by and among Colombia Clean Power & Fuels, Inc. and the investors signatory thereto.

10.2	Registration Rights Agreement, dated as of June 1, 2011, by and among Colombia Clean Power & Fuels, Inc. and the investors signatory thereto.

10.3	Consulting Agreement, dated as of June 1, 2011, by and among Colombia Clean Power & Fuels, Inc. and Daniel Carlson.

99.1	Press release of Colombia Clean Power & Fuels, Inc. issued on June 3, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Colombia Clean Power & Fuels, Inc.

Date: June 7, 2011	By:	/s/ James Flores
James Flores Chief Financial Officer